Exhibit 99.1

Consolidated Financial Statements for December 31, 2012, 2011 and 2010

Independent Auditors’ Report	1

Consolidated Statement of Income for the years ended December 31, 2012, 2011 and 2010	2

Consolidated Balance Sheet – Assets at December 31, 2012, 2011 and 2010	3

Consolidated Balance Sheet – Equity and Liabilities at December 31, 2012, 2011 and 2010	4

Pledged Assets and Contingent Liabilities	4

Consolidated Statement of Cash Flows	5

Accounting Principles and Notes to the Accounts	6

Notes to Consolidated Financial Statements	9

Independent auditors’ report

The Board of Directors and Stockholders
Hego AB

We have audited the accompanying consolidated balance sheets of Hego AB and subsidiaries as of December 31, 2012, 2011 and 2010, and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 2012. These consolidated financial statements are the responsibility of the Hego AB’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hego AB and subsidiaries as of December 31, 2012, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with generally accepted accounting principles in Sweden.

Accounting principles generally accepted in Sweden vary in certain significant respects from generally accepted accounting principles in the United States of America. Information relating to the nature and effect of such differences is presented in note 14 to the consolidated financial statements.

Stockholm February 28, 2013

KPMG AB

/s/ Duane J. Swanson

Duane J. Swanson

Consolidated statement of income

Amount in SEK 000s	Note	01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010
Operating income Net sales	1	100,295	70,388	66,050
Other operating income		3,316	21	562
		103,611	70,409	66,612
Operating expenses Production costs and supplies		(24,340)	(20,632)	(18,970)
Other external costs	2	(16,708)	(21,092)	(12,540)
Personnel costs Depreciation and amortization of tangible and intangible fixed assets Other costs	3 5,6,7,8	(48,225) (3,221) (320)	(31,214) (2,378) -	(26,371) (2,173) -
Operating profit (loss)		10,797	(4,907)	6,558
Profit (loss) from financial items Share of income (loss) from associated companies	9	-	(6,436)	(4,880)
Profit (loss) from non-current receivables		-	(250)	-
Interest income and foreign exchange gains Interest expense and foreign exchange loss		253 (2,290)	242 (1,955)	700 (1,034)
Profit (loss) before income taxes and minority interests		8,760	(13,306)	1,344
Income taxes Minority share of profit for the year	4	(919) (113)	950 (29)	(1,462) (619)
Net profit (loss) for the year		7,728	(12,385)	(737)

The accompanying notes are an integral part of these financial statements.

Consolidated balance sheet - Assets

Amount in SEK 000s	Note	31/12/2012	31/12/2011	31/12/2010
ASSETS
Non-current assets
Intangible fixed assets Capitalized software development cost	5	287	338	406
Goodwill	6	2,483	2,952	440
		2,770	3,290	846
Tangible fixed assets Leasehold improvements	8	-	66	133
Equipment, tools, fixtures and fittings	7	7,166	3,784	3,595
		7,166	3,850	3,728
Financial non-current assets Investment in associated companies	9	-	-	-
Deferred tax assets		109	204	104
Other long-term receivables	10	348	431	710
Other long-term investments		7	8	8
		464	643	822
Total non-current assets		10,400	7,783	5,396
Current assets
Supplies		5	76	9
		5	76	9
Current receivables Accounts receivable		11,132	9,868	12,000
Receivables from associated companies		-	-	4,950
VAT and other receivables		1,376	1,201	370
Prepaid expenses and accrued income	11	6,694	2,678	2,181
		19,202	13,747	19,501
Cash and bank		5,148	5,216	8,299
Total current assets		24,355	19,039	27,809
TOTAL ASSETS		34,755	26,822	33,205

The accompanying notes are an integral part of these financial statements.

Consolidated balance sheet – Equity and Liabilities

Amount in SEK 000s	Note	31/12/2012	31/12/2011	31/12/2010
Equity and liabilities
Equity	12
Share capital		154	154	122
New share issue being registered		-	-	4,975
Restricted reserves		185	20	4,208
Non-restricted reserves		(117)	12,565	3,071
Net profit (loss) for the year		7,728	(12,385)	(737)
Total equity		7,950	354	11,639
Minority shares		1,419	907	2,588
Provisions Provisions for deferred taxes		58	-	1,494
		58	-	1,494
Long-term liabilities Liabilities to credit institutions	13	949	1,823	1,060
		949	1,823	1,060
Current liabilities Liabilities to credit institutions	13	3,738	2,663	1,891
Accounts payable		6,631	6,402	4,486
Loans from shareholders		4,458	4,371	2,615
Taxes payable		595	1,317	544
Other current liabilities		3,206	1,410	1,856
Accrued expenses and deferred income	12	5,751	7,575	5,032
		24,379	23,738	16,424
TOTAL EQUITY AND LIABILITIES		34,755	26,822	33,205

Pledged assets and contingent liabilities

Other pledged assets and collateral
Chattel mortgages	4,000	3,000	2,000
Total	4,000	3,000	2,000

The accompanying notes are an integral part of these financial statements.

Consolidated statement of cash flows
Amount in SEK 000s	31/12/2012	31/12/2011	31/12/2010
Cash flows from operating activities Profit (loss) after financial items	8,760	(13,306)	1,344
Adjustments for non-cash transactions	2,756	9,205	7,043
	11,516	(4,101)	8,387
Taxes (paid) received	(1,488)	228	(2,086)
Cash flow from operating activities, before changes in working capital	10,028	-3,873	6,301
Cash flow from changes in working capital Increase(-)/Decrease (+) of supplies	71	67	1
Increase(-)/Decrease (+) of operating receivables	(6,241)	2,158	(8,179)
Increase(-)/Decrease (+) of operating liabilities	692	5,242	770
Cash flow from operating activities	4,550	3,595	(1,107)
Investment activities
Acquisition of intangible fixed assets	(473)	(221)	(309)
Acquisition of tangible fixed assets	(5,615)	(647)	(2,199)
Acquisition of non-current assets	-	(2,518)	(4,880)
Acquisition of business, net of cash acquired	-	(3,010)	(360)
Investments in other non-current assets	22	(107)	709
Cash flow from investment activities	(6,066)	(6,503)	(7,039)
Financing activities Proceeds from new share issue	-	-	4,975
Proceeds from stock rights issue and sale of shares to mi-
nority shareholders	1,262	-	-
Proceeds from loans issued	186	1,535	1,851
Dividends paid	-	(1,710)	-
Cash flow from financing activities	1,448	(175)	6,826
Net cash flow for the year Cash and bank at beginning of year	(68) 5,216	(3,083) 8,299	(1,320) 9,619
Cash and bank at end of year	5,148	5,216	8,299
Additional Information
Depreciation, amortization and impairment	3,541	9,205	7,043
Net profit from stock rights issue	(785)	-	-
	2,756	9,205	-

Interest received	253	242	700
Interest paid	(2,290)	(1,955)	(1,034)

Liquid assets
Cash and bank	5,148	4,209	5,611
Short term investments classified as liquid assets	-	1,007	2,688
Cash and bank	5,148	5,216	8,299

The classification above is done on the following basis:
- Small risk of fluctuation in valuation
- Can easily be converted into cash
- A term of maximum three months
The accompanying notes are an integral part of these financial statements.

Accounting principles and notes to the accounts

Amounts in SEK 000s unless stated otherwise

General accounting principles

The same accounting principles as for the previous year have been applied. The annual report has been prepared in accordance with the Annual Accounts Act and the general recommendations of Swedish Accounting Standards Board (“BFNAR”), except for BFNAR 2008:1 Financial statements in small limited liabilities companies (“Swedish GAAP”). If no guideline has been issued by the Swedish Accounting Standards Board, guidance has been taken from the standards issued by the Financial Accounting Standards Council.

Valuation principles, etc.

Assets, allocations and liabilities have been valued at historical cost unless stated otherwise below.

Revenue recognition

Revenue recognition is made in accordance with BFNAR 2003:3 Revenue. The company reports its revenue as the value of consideration received or to be received.

Compensation for services rendered is recognized as they are performed. Revenue not yet invoiced is reported under accrued income. Compensation for product sales are recorded at delivery. License revenue is distributed linearly over the contract period.

Interest, royalties and dividends are recognized when it is probable that the company will have the economic benefits associated with the transaction and that the income can be measured reliably. Interest income is recognized using the interest rate that provides a consistent return for the assets in question. Royalty revenue is accrued in accordance with the relevant agreement. Dividend is recognized when the shareholder's right to receive dividend is deemed secure.

Tax

The Company and Group apply the BFNAR 2001:1 Income tax. Total tax comprises current and deferred tax.

Taxes are reported in the income statement. Current tax is tax which will be paid or received in regard to the current year. This also includes the adjustment of current tax attributable to previous periods.

Deferred tax is calculated in accordance with the balance sheet method based on temporary differences between reported and fiscal values on assets and liabilities with the exception of tax losses which are not valued. The amount is calculated based on how the temporary differences are expected to be settled and with application of those tax rates and tax regulations that have been determined or instructed as of the balance sheet date. Temporary differences are not taken into consideration in consolidated goodwill and neither are differences attributable to investments in subsidiaries and associated companies that are not expected to be reverse in the foreseeable future.

Intangible assets

Capitalized software development costs
In the balance sheet the development costs for software in some subsidiaries are recorded as actual cost less amortization and impairment. All other costs are recorded in the income statement.

Tangible assets

Tangible fixed assets are reported as assets in the balance sheet when, based on available information, it is likely that the future financial benefits that are associated with the holdings will be realised by the group/company and when the acquisition value for the asset can be calculated in a reliable way.

Depreciation of tangible and amortization of intangible fixed assets

Depreciation is based on the historical cost less any calculated residual value. Depreciation is calculated on a straight-line basis over the assets useful life.

The following useful lives are used:

Tangible fixed assets:

- Leasehold improvements 20%

- Equipment 20%

- Goodwill 20%

Impairment

At each reporting period it is analysed whether there is any indication of impairment of the assets. If so is the case the estimated recoverable amount is calculated which is the higher of net realizable value and value in use. Value in use is calculated based on the estimated future cash flows the asset is expected to generate. If the book value of the asset exceeds the recoverable amount of the asset it is reduced down to the last value.

Leasing - lessee

The Swedish Accounting Standards Board's general recommendation, BFNAR 2000:4, is applied and all leasing agreements are reported as operating leases.

Receivables

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are stated net of an allowance for doubtful accounts. The allowance for doubtful accounts is based on an individual assessment of the receivable considering factors such as the age of the amounts due, historical experience of collection and other factors which may affect the customers’ ability to pay.

Accounts payable

Accounts payable are short-term and are valued at nominal value.

Receivables and liabilities in foreign currency

Receivables and liabilities in foreign currencies have been translated to exchange rates prevailing on the balance sheet day in accordance with the Swedish Financial Accounting Standards Council's recommendation no. 8. Exchange rate differences on operating receivables and liabilities are included in the operating profit/loss, while differences in financial receivables and liabilities are reported as financial items.

For those cases when receivables or payables in foreign currency have been hedged, the receivables or payables have been translated using the rate in the hedging instrument. The group has no outstanding derivatives as of the balance sheet dates.

Foreign currency

The Swedish krona is the functional currency of Hego AB and also the presentation currency of the consolidated accounts. The assets and liabilities of foreign subsidiaries are translated to Swedish kronor at the exchange rates prevailing on the balance sheet date. The income and expenses are translated at average exchange rates which approximate the exchange rate for the respective transaction. The differences arising on the translation of the financial statements of a foreign subsidiary are recognized directly in equity.

Cash and cash equivalents

Cash and cash equivalents include cash, immediately available bank balances and other money market instruments with maturities of three months or less. These items are generally valued at amortized cost.

Provisions

A provision is recognized in the balance sheet when the company has a legal or constructive obligation as a result of a past event and it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made.

Consolidated accounting

The consolidated accounts have been prepared in accordance with the Swedish Accounting Standards Board’s recommendation RR1:00.

Basis of consolidation

Subsidiaries are companies in which the parent company directly or indirectly holds more than 50% of the voting rights, or in another way has a deciding influence over the operation and finances of the company.

Subsidiaries are normally reported in accordance with the acquisition method. The acquisition method means that an acquisition of a subsidiary is considered to be a transaction whereby the parent company indirectly acquires the subsidiary’s assets and takes over its liabilities. From the date of the acquisition, the acquired company’s income and costs, identifiable assets and liabilities as well as possible goodwill or negative goodwill are included in the consolidated accounts.

Goodwill

Group goodwill arises when the acquisition value, for the acquisition of shares in subsidiaries exceeds the fair value of the acquired company's identifiable net assets. Goodwill is reported at the acquisition value with deductions for accumulated amortization and possible impairment.

Notes
Note 1 Net sales per operating branch and geographic market
01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010

Net sales per country
Sweden	58,468	39,937	34,073
Finland	22,379	18,078	16,555
Norway	3,457	2,705	5,087
Czech Republic	7,442	7,679	8,098
Slovakia	1,230	1,238	2,117
Denmark	35	276	120
Great Britain	823	496	-
USA	6,461	-	-
	100,295	70,409	66,050

Revenue by type
Services	65,440	46,627	41,832
Products	25,241	13,875	15,055
Licenses	4,894	3,909	3,326
Others	4,720	5,998	5,837
	100,295	70,409	66,050

Note 2 Operating leases
01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010

Assets that are used via operating leasing agreements
Leasing costs excluding rent for premises	1,216	757	556
Future leasing fees < 5 years excl. rent for premises	4,637	-	-

There are no future lease payments under non-cancellable leases exceeding 5 years.

Note 3 Employees and personnel costs
01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010

Average number of employees
Men	84	54	47
Women	14	10	10
	98	64	57

Salaries, other remuneration and social costs
Board and Managing Director	6,411	3,894	4,836
Other employees	28,671	16,704	14,995
Total	35,082	20,598	19,831
Social fees	10,321	6,509	4,908
(of which pension costs)	2,887	1,498	1,370
Of the groups pension costs 449’ (2011: 320’, 2010: 422’) is attributable to corporate management. The group's outstanding pension obligations to these total SEK 0 (2011: 0, 2010: 0).

Note 4 Income taxes
01/01/2012- 31/12/2012		01/01/2011- 31/12/2011	01/01/2010- 31/12/2010
Current tax charge	(766)	(545)	1,275
Deferred tax (charge) credit	(153)	1,495	187
	(919)	950	1,462
Tax losses of 5,553, 19 and 0 were utilized in 2012, 2011 and 2010 respectively and were primarily related to tax losses in Sweden and the UK. The group does not record deferred taxes benefits on tax losses. Unused tax losses amounted to 551, 5,866 and 0 as of December 31st 2012, 2011 and 2010 respectively.

Reconciliation of effective tax rate
	2012		2011		2010
Profit (Loss) before taxes		8,760		(13,306)		1,344
Income tax using the corporate tax rate for the Parent company	26.3%	(2,304)	26.3%	3,499	26.3%	(353)
Non-deductible expenses	0.2%	(20)	(4.8%)	(639)	97.8%	(1,314)
Standard interest on tax allocation reserves	-	-	(0.2%)	(31)	2.2%	(30)
International taxes and rate differentials	-	-	(0.3%)	(36)	-	-
Effect of increase in valuation allowance for deferred tax assets	-	-	(11.0%)	(1,463)	-	-
Tax loss carry forwards not recognized as deferred tax asset	(15.1%)	1,323	-	-	-	-
Effect due to change in tax rate/ and tax regulations	(0.1%)	9	-	-	-	-
Other	(0.8%)	73	(1.5%)	(381)	(17.5) %	236
Reported tax expense	10.5%	(919)	3,9%	950	108.8%	(1,462)

Note 5 Capitalized software
2012	2011	2010

Accumulated acquisition value:
At beginning of year	1,727	1,508	1,197
New acquisitions	129	221	309
Translation differences for the year	21
	1,877	1,727	1,506

Accumulated amortization according to plan
At beginning of year	(1,389)	(1,100)	(835)
Amortization	(196)	(269)	(267)
Translation differences for the year	5	(20)	2
	(1,590)	(1,389)	(1,100)
Net value at year-end	287	338	406

Note 6 Goodwill
2012	2011	2010

Accumulated acquisition value:
At beginning of year	5,778	2,770	2,770
New acquisitions	344	3,008	-
Divestment / closure of business	(5)	-	-
	6,117	5,778	2,770

Accumulated amortization
At beginning of year	(2,826)	(2,330)	(2,081)
Amortisation	(808)	(496)	(249)
	(3,634)	(2,826)	(2,330)
Net value at year-end	2,483	2,952	440

In 2011, the Group acquired 100% of the business in Sportsground AB of which 49% were sold in 2012. The Group also acquired the remaining 35.6% of the shares in AKI Sports s.r.o, Czech in 2011 after which they were wholly owned. Goodwill acquired in 2012 relates to an acquisition made in Finland.

Note 7 Equipment, tools, fixtures and fittings
2012	2011	2010

Accumulated acquisition value:
At beginning of year	14,770	13,047	10,787
New acquisitions	5,615	1,723	2,376
Translation differences for the year	(61)	21	(471)
	20,385	14,770	13,047

Accumulated depreciation according to plan
At beginning of year	(11,007)	(9,458)	(8,087)
Depreciation	(2,134)	(1,538)	(1,581)
Translation differences for the year	(17)	(11)	(210)
	(13,158)	(11,007)	(9,458)

Net value at year-end	7,166	3,784	3,594

Note 8 Leasehold improvements
2012	2011	2010

Accumulated acquisition value:
At beginning of year	332	331	331
Translation differences for the year	(2)	1	-
	330	332	331

Accumulated depreciation
At beginning of year	(265)	(198)	(132)
Depreciation	(65)	(67)	(66)
	(330)	(265)	(198)

Net value at year-end	-	66	133

Note 9 Investment in associated companies
2012	2011	2010

Accumulated acquisition value:
At beginning of year	-	-	6,335
Acquisitions	-	2,518	4,614
Impairment	-	(2,518)	(4,614)
Translation differences for the year	-	-	-

Net value at year-end	-	-	-

The group has accounted for investments in associated companies based on the equity method. The charge to earnings in 2011 also included a receivable totalling 4,950.

Note 10 Other long-term receivables
2012	2011	2010

Accumulated acquisition value:
At beginning of year	431	710	795
Additional receivables	315	12	19
Payments received	(236)	(5)	(82)
Reclassifications to current receivables	(162)	(286)	-
Exchange rate differences for the year	-	-	(22)

Net value at year-end	348	431	710

Note 11 Prepaid and accrued income /        accrued expenses and deferred income
31/12/2012	31/12/2011	31/12/2010

Prepaid expenses and accrued income
Prepaid expenses	2,127	1,395	1,063
Accrued income	4,567	1,283	746
Other items	-	-	372
	6,694	2,678	2,181

Accrued expenses and deferred income
Accrued salary costs	2,361	1,669	1,044
Prepaid income - agreement	1,206	1,132	865
Other items	1,995	4,774	3,123
	5,562	7,575	-9,458

Note 12 Equity
	Share equity	Restricted reserves	Non-restricted reserves	Total

Equity 2009-12-31	122	4,667	2,819	7,608
New share issue	-	4,975	-	4,975
Foreign currency translation adj.	-	-	(208)	(208)
Reclassification between restricted and non-restricted equity	-	(459)	459	-
Profit/loss for the year	-	-	(737)	(737)
Equity 2010-12-31	122	9,183	2,333	11,638

Equity 2010-12-31	122	9,183	2,333	11,638
New share issue	32	2,988	-	3,020
Dividends	-	-	(1,900)	(1,900)
Foreign currency translation adj.	-	-	(20)	-20
Reclassification between restricted and non-restricted equity	-	(12,151)	12,151	-
Profit/loss for the year	-	-	(12,385)	(12,385)
Equity 2011-12-31	154	20	180	354

Equity 2011-12-31	154	20	180	354
Dividends	-	-
Foreign currency translation adj.	-	-	(132)	(132)
Reclassification between restricted and non-restricted equity	-	165	(165)
Profit/loss for the year	-	-	7,728	7,728
Equity 2012-12-31	154	185	7,611	7,950

As of December 31, 2012 there were 1,539 shares issued and outstanding with a quotient of 100 SEK.

Note 13 Interest bearing borrowings

Short term	31/12/2012	31/12/2011	31/12/2010

Granted credit limit	(3,645)	(3,000)	(2,000)
Non-utilised portion	1,076	337	109
Utilised credit amount	(2,569)	(2,663)	(1,891)
Other bank loans	(1,169)	(-)	(-)
	(3,738)	(-)	(-)

Long term	31/12/2012	31/12/2011	31/12/2010

Amounts expected to paid after more than 12 months	949	1,823	1,060
Amounts expected to paid after more than 5 years	-	-	-
	949	1,823	1,060

Note 14 US GAAP Information

The accompanying consolidated financial statements have been prepared in accordance with Swedish GAAP which differs in certain significant respects from generally accepted accounting principles in the United States of America (US GAAP).

Those differences which have a significant effect on net income and shareholders’ equity are as follows:

a)	Business combinations and goodwill
In accounting for business combinations under Swedish GAAP, all of the value of consideration transferred in excess of the fair value of the assets and liabilities acquired have been classified as goodwill and is amortized over 5 years.

In accordance with US GAAP, the identifiable assets and liabilities acquired are measured at their fair values at the acquisition date including intangible assets other than goodwill such as software and customer relations. Goodwill is measured as a residual value and recognized as an asset. Goodwill and other intangible assets with an indefinite useful life are not amortized, but instead are subject to impairment testing at least annually.

Software and customer relations have been amortized under US GAAP based on a useful life of five years.

The increase in ownership of a subsidiary in 2011 was accounted for by increasing goodwill under Swedish GAAP. Under US GAAP, it would be accounted for as an equity transaction with an adjustment to the carrying amount of the non-controlling interest to reflect the change in ownership of the subsidiary. The difference in the fair value of the consideration paid and the change in the carrying amount of the non-controlling interests is recognized in equity attributable to the parent rather than as an increase in goodwill.

b)	Changes in ownership interest in subsidiaries
Changes in the ownership of two subsidiaries in 2012 through a rights issue and sale of shares to unrelated parties creating non-controlling interests have been accounted for in current earnings as other income under Swedish GAAP. Under US GAAP, it would be accounted for as an equity transaction with an adjustment to the carrying amount of the no controlling interest to reflect the change in ownership of the subsidiary. The difference in the fair value of the consideration received and the change in the carrying amount of the non-controlling interests is recognized in equity. No adjustment to equity is required for US GAAP.

c)	Capitalized software development costs
Under Swedish GAAP, certain costs incurred for software development in a subsidiary have been capitalized and are amortized over a useful life of five years. These costs are for software in the post implementation/operation stage. Under US GAAP, costs incurred for internal use-software that is acquired, internally developed or modified solely to meet the entity’s internal needs are capitalized depending on the stage of development.

Costs incurred during the post-implementation/operation stage are expensed as incurred.

d)	Income taxes
Under Swedish GAAP, deferred taxes are calculated based on certain temporary differences but not on unused tax loss carry forward. Under US GAAP, deferred tax is recognized for the estimated future tax effects of temporary differences and unused tax losses carried forward.

Additionally all deferred tax assets are recognized and a valuation allowance is recognized to the extent that it is more likely than not that the deferred tax assets will not be usable.

Note 14 Continued

e)	Leases
Under Swedish GAAP, all leases have been accounted for as operating leases with lease payments being recognized in current earnings as they fall due.

Under US GAAP, a lease is classified as a capital (finance) lease or an operating lease. The classification depends on whether substantially all of the risks and rewards incidental to ownership of the leased asset have been transferred from the lessor to the lessee. At the commencement of a capital lease, the leased asset and leased liability are recognized. The asset under a capital lease is depreciated in accordance with the depreciation policy used for comparable owned assets. The lease liability is amortized over the period of the lease by allocating lease payments to principle and interest.

f)	Accounting for associated companies

Under Swedish GAAP, the equity method of accounting is used for the investment in an associated company and the proportionate share of losses are recorded as a reduction in the investment in the associated company but not loans or other receivables.

Under US GAAP, the investors proportionate share of losses would also be recorded as a reduction in loans and other advances after the capital stock investment has been reduced to zero.

The following is a summary of the significant adjustments to net income (loss) and shareholders’ equity that would be required if US GAAP were to be applied instead of Swedish GAAP:

For the years ended December 31
2012	2011	2010

Net income (loss) under Swedish GAAP	7,728	(12,385)	(737)
Business combinations and goodwill (a)	683	268	146
Changes in ownership interest in subsidiaries (b)	(785)	-	-
Software development costs (c)	51	68	(44)
Leases (e)	225	(21)	66
Accounting for associated companies (f)	-	(560)	1,470
Income taxes (d)	(1,323)	1,463	12
Tax effect of US GAAP adjustments	(68)	(7)	(9)
Net income (loss) under US GAAP	6,510	(11,175)	904

Note 14 Continued

2012	2011	2010

Shareholders’ equity under Swedish GAAP	7,950	354	11,639
Business combinations and goodwill (a)	36	(650)	839
Development costs (c)	(287)	(338)	(406)
Income taxes (d)	152	1,475	12
Leases (e)	270	45	66
Accounting for associated companies (f)	-	-	560
Tax effect of US GAAP adjustments	(16)	53	60
Shareholders’ equity under US GAAP	8,106	938	12,769

US GAAP requires that other comprehensive income is disclosed separately in the financial statements which are not required under Swedish GAAP. The following table presents other comprehensive income separately based on Swedish GAAP. In Swedish GAAP, the amounts are included in non-restricted reserves.

Other comprehensive income
Opening balance January 1, 2010 (128)
Foreign currency translation adjustment 2010 (208)
Closing balance December 31, 2010 (336)
Foreign currency translation adjustment 2011 (20)
Closing balance December 31, 2011 (356)
Foreign currency translation adjustment 2012 (132)
Closing balance December 31, 2012 (488)

Note 14 Continued

Financial statement presentation in accordance with US GAAP
The accompanying consolidated financial statements are presented in accordance with Swedish GAAP which differs in certain respects as to the presentation which would be commonly applied by entities reporting in accordance with US GAAP.
The consolidated financial statements of Hego AB are presented in Swedish kronor (“SEK”). In preparing the translation of the Swedish kronor to the U.S. dollar as the reporting currency, the assets and liabilities have been translated from Swedish kronor to U.S. dollar (USD) at the exchange rate prevailing on December 31, 2012. The income and expenses are translated at average exchange rates which approximates the exchange rate for the respective transaction. The exchange differences arising on the translation are recognized directly in equity. The translation to USD in the tables below has been performed using the Swedish Central Bank’s exchange rates. The exchange rates used were 6.5156 SEK/USD for December 31, 2012, and the average rate for 2012 was 6.7754 SEK/USD.

The following table present the assets, liabilities and shareholders’ equity as reclassified and presented under a typical US GAAP format. In addition to the revised presentation, the significant US GAAP adjustments noted above have been included to illustrate the balance sheet as it would be presented under US GAAP.
Balance sheet
	Swedish kronor			US dollar
As of December 31, 2012	Revised presentation based on Swedish GAAP	US GAAP Adjustments	Balance sheet in accordance with US GAAP	Balance sheet in accordance with US GAAP
Assets
Cash and cash equivalents	5,148	-	5,148	790
Accounts receivable, net	11,132	-	11,132	1,709
Inventories, net	5	-	5	1
Other receivables	1,376	-	1,376	211
Prepaid expenses and other current assets	6,694	-	6,694	1,027
Total current assets	24,355	-	24,355	3,738

Property and equipment, net	7,166	-	7,166	1,100
Assets held under capital lease	-	4,019	4,019	617
Intangible assets, net	287	(287)	-	-
Goodwill	2,483	36	2,519	387
Deferred taxes	109	136	245	36
Other assets	355	-	355	54
Total non-current assets	10,400	3,904	14,304	2,195
TOTAL ASSETS	34,755	3,904	38,659	5,932

Liabilities and Shareholders’ equity
Accounts payable	6,631	-	6,631	1,018
Deferred revenue and accrued expenses	5,751	-	5,751	883
Due to associated companies	4,458	-	4,458	684
Taxes payable	595	-	595	91
Current portion of bank loan	3,738	-	3,738	572
Current portion of capital lease obligations	-	1,377	1,377	211
Other current liabilities	3,206	-	3,206	492
Total current liabilities	24,379	1,377	25,756	3,951

Note 14 Continued

Deferred taxes	58	-	58	9
Noncurrent bank loans	949	-	949	145
Non-current portion of capital lease obligations	-	2,372	2,372	364
Total liabilities	25,386	3,749	29,135	4,469

Share capital	154	-	154	24
Other paid in capital	8,931	-	8,931	1,371
Other comprehensive income	(488)		(488)	(74)
Retained earnings	(647)	155	(492)	(77)
Non-controlling interest	1,419	-	1,419	218
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	34,755	3,904	38,659	5,932

Note 14 Continued

The primary difference in the presentation under US GAAP of the income statements relates to the classification of expenses by function rather than nature which have been adopted for Swedish GAAP.

The following table presents the income and expenses as reclassified and presented under a typical US GAAP format. In addition to the revised presentation, the significant US GAAP adjustments noted above have been included to illustrate the income statement as it would be presented under US GAAP.

Income statement
	Swedish kronor			US dollar
For the year ended December 31, 2012	Revised presentation based on Swedish GAAP	US GAAP Adjustments	Income statement in accordance with US GAAP	Income statement in accordance with US GAAP
- Total revenues	100,295	-	100,295	14,802
- Cost of sales	(48,991)	-	(48,991)	(7,231)
Gross profit	51,304	-	51,304	7,572
Operating expenses
- Selling, general and administrative	(21,227)	1,140	(20,087)	(2,965)
- Research and development	(22,596)	51	(22,545)	(3,327)
Total operating expenses	(43,823)	1,191	(42,632)	(6,292)
Operating income (loss)	7,481	1,191	8,672	1,279
- Other income	3,316	(785)	2,531	373
- Interest income	253	-	253	37
- Interest expense	(2,290)	(232)	(2,522)	(372)
Income (loss) before taxes	8,760	174	8,934	1,319

- Income tax benefit (expense), net	(919)	(1,391)	(2,310)	(341)
- Minority share of profit for the year	(113)	-	(113)	(17)
Net income (loss)	7,728	(1,217)	6,510	960

The following table presents the cash flows as reclassified and presented under a typical US GAAP format.

In addition the revised presentation, the significant US GAAP adjustments noted above have been included to illustrate the cash flows as they would be presented under US GAAP.

Note 14 Continued
Consolidated statement of cash flows
	Swedish kronor			US dollar
2012	Revised presentation based on Swedish GAAP	US GAAP Adjustments	Cash flow in accordance with US GAAP	Cash flow in accordance with US GAAP in USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss)	7,728	(1,217)	6,510	960
Non-controlling interest share	113	-	113	17
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
- Depreciation and amortization	2,756	963	3,719	549
- Deferred income tax expense	153	1,391	1,544	228
Changes in operating assets and liabilities:
- Accounts receivable	(1,264)	-	(1,264)	(187)
- Inventories	71	-	71	10
- VAT and other receivables	(175)	-	(175)	(26)
- Prepaid expenses and other assets	(4,016)	-	(4,016)	(593)
- Accounts payable and accrued expenses	(1,858)	-	(1,858)	(274)
- Deferred revenue and accrued expense	74	-	74	11
- Other liabilities	968	-	968	145
Net cash (used in) provided by operating activities	4,550		5,686	840

CASH FLOWS FROM INVESTING ACTIVITIES
Payments on capital lease obligations	-	(1,137)	(1,137)	(168)
Acquisition of property and equipment	(6,088)	-	(6,088)	(896)
Investments in other non-current assets	22	-	22	3
Net cash used in investing activities	(6,066)	(1,137)	(7,203)	(1,061)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans issued	186	-	186	27
Proceeds from stocks rights issues to non-
controlling shareholders	1,262	-	1,262	186
Net cash used in financing activities	1,448	-	1,448	213

Change in cash and cash equivalents	(68)	-	(68)	(10)
Cash and cash equivalents at beginning of year	5,216	-	5,216	770
Exchange rate effect in cash				30
Cash and cash equivalents at end of year	5,148	-	5,148	760

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	2,290	232	2,522	372
Taxes paid	1,488	-	1,488	220